FIRST AMENDMENT TO AGREEMENT OF SALE

     This First Amendment ("First Amendment") to Agreement of Sale is entered into as of April 10, 1997, by and between HARBOUR REALTY ADVISORS, INC., as Purchaser, and COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois Limited Partnership, as Seller.

                                   RECITALS

     A. Purchaser and Seller hereto have entered into an Agreement of Sale dated March 26, 1997 ("Agreement") for the purchase and sale of the apartment project known as Courtyards of Kendall Apartments.

     B.  Purchaser and Seller now wish to amend the Agreement.

     NOW, THEREFORE, the Agreement is amended as follows:

     1. The Purchase Price of $11,300,000 as referenced in Paragraphs 1 and 2c is hereby changed to $11,000,000.00. All references to Purchase Price shall mean $11,000,000.

     2. Except as modified herein, all other terms and conditions of the Agreement remain in full force and effect.

     3. All capitalized terms used herein shall have the same meaning as in the Agreement.

     4. This First Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

                         PURCHASER:

                         HARBOUR REALTY ADVISORS, INC.

                         By:   /s/ Carol MacKinnon
                              --------------------------------

                         SELLER:

                         COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois limited partnership

                         By:  Balcor Partners-XV, an Illinois general
                              partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a general partner

                         By:  The Balcor Company, a Delaware
                              corporation, a general partner

                         By:   /s/ James E. Mendelson
                              -------------------------------
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